Exhibit 10.1--- WORKING INTEREST PURCHASE AGREEMENT

WORKING INTEREST PURCHASE AGREEMENT

This agreement is effectively entered into on this 1st day of April, 2009 by and between Hyperdynamics Corporation, (a Delaware corporation herein also referred to as the "Parent Company"), and HYD Resources Corporation, (a Texas Corporation and wholly owned subsidiary of Parent Company and also referred to herein as "HYDR"), and HYDR's wholly owned subsidiary, Trendsetter Production Company (a Mississippi corporation also referred to as "TPC"), all of whom are collectively referred to as "Assignor" herein, and Rabb Resources, Limited, (a Louisiana Corporation, referred to as "Assignee"), and the Assignor and Assignee hereunder are referred to collectively sometimes as "the parties."

WITNESSETH:

WHEREAS, Assignor originally purchased certain properties and rights as established and laid out between the parties herein in Exhibit "A" and equipment specified in Exhibit "B" by mutually executing between itself and two of its affiliates the "Working Interest Purchase Agreement" dated June 12,2007 (such agreement referred to herein as the "June 07 WIPA"); and

WHEREAS, for reference the parties specified in the June 07 WlP A were Rabb Resources, Limited, Rabb Contracting Company LLC, and Claude Rabb, all collectively defined as the "Assignor/Operator" in the June 07 WIP A; and Hyperdynamics Corporation, HYD Resources Corporation, and Trendsetter Production Company was the "Assignee" under the June 07 WIPA; and

WHEREAS, Assignor owns 85% of the working interest in those properties purchased originally under the June 07 WIPA plus other properties acquired since the June 07 WIPA was signed and in accordance with the terms of the June 07 WIPA, and all such properties which Assignor currently holds an 85% working interest in is now listed in Exhibit "A" attached hereto and such has been made a part hereof; and Assignor and Assignee have come to an agreement whereby Assignee shall acquire 100% of Assignor's 85% working interest in said properties; and

WHEREAS, the parties are desirous that this agreement be formalized for purposes of particularizing all aspects of same;

THEREFORE, KNOW ALL MEN BY THESE PRESENTS that Assignor and Assignee do hereby agree as follows, to-wit:

PROPERTIES AND RIGHTS TO BE ASSIGNED

1. That Assignor shall assign to Assignee 100% of all of Assignor's 85% working interest ownership in the producing wells, disposal wells and oil and gas leases described on Exhibit "A" attached hereto, together with a corresponding interest in any and all existing production and presently non-producing mineral leasehold acreage held by said production, all equipment (both surface and down-hole) utilized in the existing production activities (see Exhibit "B" attached hereto) and all contract rights involving access roads, disposal wells and any other property rights or incidents of ownership relating to or in any way affecting the oil, gas and mineral leases and wells in question. All property and rights acquired by Assignee hereunder are also referred to as the "Acquired Property", herein.

2. Assignor shall convey a clear and marketable title free of all claims, liens and encumbrances, in and to the properties to be conveyed, and as referenced in Paragraph I. above. Moreover, all questions as to title and marketability shall be determined in accordance with the opinion and recommendations of Assignee's attorney, and in the event that the title of Assignor is not clear and marketable with respect to anyone more of said properties, Assignee shall have the right and option to withdraw from this contract or renegotiate same.

3. It is to be also understood that the working interest which Assignee shall acquire from Assignor is reflective of documents recorded through March 1,2009, and said working interest shall not be burdened with any overriding royalty interest in favor of David Ivey Consulting, LLC which has not been formally assigned and recorded prior to that date.

CLOSING AND CONSIDERATION

The complete consideration to be paid by Assignee to Assignor shall be cash payments totaling two million six hundred seventy thousand dollars ($2,670,000, herein referred to as the "total purchase price"), and which will be paid as follows:

a. On or before April 21, 2009, Assignee shall pay an initial payment to Assignor of one million thirty thousand dollars ($1,030,000 - the "initial payment"). However, upon the payment by Assignee to Assignor of the sum of $100,000.00, on or prior to April 21, 2009, Assignee shall have the right to extend the period of time in which to pay the remaining $930,000.00 to on or before May 7, 2009. In any event, both Assignor and Assignee shall be entitled to the right of specific performance regarding this initial phase of the purchase agreement. Upon receipt of this initial payment, the June 07 WIPA shall immediately be suspended.

b. eight hundred twenty thousand dollars ($820,000 - the "second payment") shall be paid by Assignee to Assignor by or before August 7, 2009.

c. eight hundred twenty thousand ($820,000 - the "final payment") shall be paid by Assignee to Assignor by or before November 7, 2009.

Once the total purchase price is paid by Assignee and prior to any exercise of the re-purchase option, as the case may be, as specified hereunder, then the parties and their related appropriate affiliates agree that the June 07 WIPA is forever null and void. This covenant is made possible by the signature of Claude Rabb who represents he has the authority to sign for all the entities collectively making up the Assignor/Operator associated with the June 07 WIPA and the signature of Kent Watts hereunder who represents he has the authority to sign for the entities collectively making up the June 07 WIPA Assignee.

ASSIGNMENT AND PRODUCTION REVENUE RIGHTS

This agreement and its enforceability shall become effective when it is signed by all parties ("closing"), and the assignment of the properties and rights contemplated herein shall occur within 24 - 48 hours thereafter, i.e., Assignor shall execute three (3) assignments prepared and submitted by Assignee's attorney for signature, and once such assignments are consummated, the actual documents shall be held by Assignee's attorney and not recorded until the payments described in the "RELEASE AND CONVEYANCE" section of this agreement are made. Once the particular payment is made, the assignment relative thereto may be released for recordation.

For any April 2009 revenues received by Assignor by and through automatic payments from Shell or Plains Marketing, Assignor will pay, within 5 days of receipt, all such revenues to Assignee. All operating expenses for April shall be paid by Assignee. It is contemplated herein that by May 2009, all payments shall be set up with Plains Marketing and/or Shell to go directly to Assignee.

RECEIPT OF EOUIPMENT

Assignee agrees and certifies that it has received all the equipment listed in Exhibit B, and it is understood that Assignor does not warrant the fitness of any of the equipment listed in Exhibit B in any respect, same to be transferred in an "as is" condition with no after sale obligation whatsoever.

REPORTING, RESTRICTIONS ON ASSIGNMENTS. TRANSFERS,
ENCUMBRANCES

Assignee agrees not to contract to assign, encumber, transfer, or sell any interest in the properties and rights conveyed herein, and more fully described in Exhibit "A" and Exhibit "B", until such time as the payments are made as specified below under the "RELEASE AND CONVEYANCE" section.

Until the total purchase price has been paid and final payment is made, Assignee agrees to continue to report daily production from pumper records and oil sales records from Plains Marketing and/or Shell as the case may be.

RELEASE AND CONVEYANCE

Assignor agrees that upon the payment by Assignee to Assignor of one million thirty thousand dollars ($1,030,000), as stipulated hereinabove, Assignor agrees that Assignee shall have the right to assign, encumber, transfer, or sell the leases and equipment, and rights associated with the "Peabody" leases recorded at COB 417, page 151 and COB 393, page 56 of the records of Concordia Parish, Louisiana, and insofar and only insofar as said leases cover and apply to the 240 acres tract described in said leases and located in Sections 36 through 43, Township 2 North, Range 8 East, Concordia Parish, Louisiana.
Assignor agrees that upon the payment by Assignee to Assignor of the eight hundred twenty thousand dollars ($820,000), due August 7, 2009, Assignor agrees that Assignee shall have the right to assign, encumber, transfer, or sell the leases and equipment, and rights associated with the Deville/Rider lease recorded at COB 1570, page 380, Registry No. 1363780 of the records of Rapides Parish, Louisiana.

Assignor agrees that upon the payment by Assignee to Assignor of the eight hundred twenty thousand dollars ($820,000), due November 7, 2009, Assignor agrees that Assignee shall have the right to assign, encumber, transfer, or sell the leases and equipment, and rights associated with lease numbers not released in previous payments as specified in Exhibit "A" attached hereto and made a part hereof.

OPTION RIGHTS OF RE-PURCHASE BY ASSIGNOR

If any scheduled payment is not made in its entirety by Assignee to Assignor by the specified due date herein, Assignor shall immediately obtain the option right to repurchase 100% of all the property and equipment that has been conveyed herein pursuant to Exhibits "A" and "B” but  has not yet been released pursuant to the "RELEASE AND CONVEYANCE" section above; and at any time thereafter and prior to the total purchase price actually being received in Assignor's bank account. If such is the case, at any time after a missed payment due date, Assignor may given written notice to Assignee, of its exercise of its right to re-purchase for the price as specified below in the "DETERMINATION OF REPURCHASE PAYMENT" section. This right to re-purchase all of the property and rights shall continue unless the total purchase price is paid and final payment is made prior to the Assignee's receipt of the Assignor's exercise notice. In the case of a written notice by Assignor to exercise the re-purchase of the property and equipment under this described repurchase option, such notice may be delivered via mail, overnight delivery, hand delivery, or faxed to Assignee or Assignee's attorney. Once the notice is faxed or otherwise delivered, Assignee will immediately cease to have the right to pay the balance and keep the property and equipment conveyed hereunder and Assignee will be obligated to act forthrightly within five days to establish an escrowed closing with Assignee's attorney, receive the cash re-purchase price and then Assignee will assign all property and equipment pursuant to Exhibit "A" and Exhibit "B” but not yet released, back to Assignor in a way to promptly make effective the Assignor's exercised option for re-purchase. Assignee and all relevant affiliates agree that in the case of an exercised re-purchase, that the suspended June 07 WIPA will immediately become once again effective as of the date of the re-purchase payment being made to Assignee's bank account.

DETERMINATION OF REPURCHASE PAYMENT

The repurchase payment due to Assignee in the event of nonpayment of the full purchase price as described herein shall be One Thousand Dollars ($1,000).

INTERVENTION

Claude L. Rabb, Individually, joins in the execution of this agreement for purposes of making Himself personally liable for the obligations of Assignee created in this agreement.

SIGNATURES

This agreement shall be effective upon appropriate execution below and mutual receipt of faxed signatures. All amendments to this agreement must have the agreement by signature of all parties Involved.

Executed by ASSIGNOR effective as of April 1, 2009.
HYPERDYNAMICS CORPORATION, .
HYD RESOURCES CORPORATION, and
TRENDSBTTER PRODUCTION
COMPANY
By: /s/ KENT WATTS, CEO
KENT WATTS, CEO

Executed by ASSIGNEE effective as of April 1, 2009.
RABB RESOURCES LIMITED
By: /s/ CLAUDE L. RABB, President
CLAUDE L. RABB, President

Executed by INTERVENOR effective as of April 1, 2009.
/s/ CLAUDE L. RABB, Individually
CLAUDE L. RABB, Individually